As filed with the U.S. Securities and Exchange Commission on March 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Okta, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-4175727
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600

San Francisco, California 94105

(Address of Registrant’s Principal Executive Offices)

2017 Equity Incentive Plan

2017 Employee Stock Purchase Plan

(Full title of the plan)

Todd McKinnon

Chief Executive Officer

Okta, Inc.

100 First Street, Suite 600

San Francisco, California 94105

(888) 722-7871

(Name, address and telephone number of agent for service)

Copies to:

Richard A. Kline Sarah Axtell Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Jonathan T. Runyan General Counsel Okta, Inc. 100 First Street, Suite 600 San Francisco, California 94105 (888) 722-7871

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.0001 par value per share:
—2017 Equity Incentive Plan	6,549,170 (2)	$248.71	(4)	$1,628,844,071	$177,707
—2017 Employee Stock Purchase Plan(6)	1,309,834 (3)	$211.40	(5)	$276,898,908	$30,210
TOTAL:	7,859,004			$1,905,742,979	$207,917

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock (“Class A Common Stock”) that become issuable under the Registrant’s 2017 Equity Incentive Plan (“2017 Plan”) and the Registrant’s 2017 Employee Stock Purchase Plan (“2017 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock.

(2)

Represents shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the 2017 Plan on February 1, 2021 pursuant to an “evergreen” provision contained in the 2017 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2017 Plan automatically increases on February 1st of each year by five percent (5%) of the total number of shares of the Registrant’s Class A Common Stock and Class B Common Stock (“Class B Common Stock”) issued and outstanding as of the immediately preceding January 31st or such lesser number of shares as approved by the Registrant’s board of directors or the Registrant’s compensation committee.

(3)

Represents shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the 2017 ESPP on February 1, 2021 pursuant to an “evergreen” provision contained in the 2017 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2017 ESPP automatically increases on February 1st of each year by the lesser of (i) 3,000,000 shares of Class A Common Stock, (ii) one percent (1%) of the total number of shares of Class A Common Stock and Class B Common Stock issued and outstanding as of the immediately preceding January 31st or (iii) such lesser number of shares of Class A Common Stock as approved by the administrator of the 2017 ESPP, which is a person or persons appointed by the Registrant’s board of directors.

(4)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $248.71 per share, which is the average of the high and low prices of Class A Common Stock on March 3, 2021, as reported on the Nasdaq Global Select Market.

(5)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of eighty-five percent (85%) of $248.71 per share, which is the average of the high and low prices of Class A Common Stock on March 3, 2021, as reported on the Nasdaq Global Select Market. Pursuant to the 2017 ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be at least eighty-five percent (85%) of the lower of the fair market value of a share of Class A Common Stock on the first day of trading of the offering period or on the exercise date.

(6)

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2017 ESPP. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by Okta, Inc. (the “Registrant”) to register 6,549,170 additional shares of Class A Common Stock, par value $0.0001 per share, reserved for issuance under the 2017 Plan and 1,309,834 additional shares of Class A Common Stock, par value $0.0001 per share, reserved for issuance under the 2017 ESPP.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2020 (File No. 333-236931), March  14, 2019 (File No. 333-230288), March  12, 2018 (File No. 333-223598) and April  7, 2017 (File No. 333-217188) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 (the “Annual Report”), filed with the Commission on March 4, 2021 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c)

The description of the Registrant’s Class  A Common Stock contained in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the Commission on March 6, 2020 pursuant to Section 13(a) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Form of Class A Common Stock Certificate of the Registrant. (1)

4.2	2017 Equity Incentive Plan, and forms of agreements thereunder. (2)

4.3	2017 Employee Stock Purchase Plan. (3)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

(1)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-216654), filed previously with the Commission on March 13, 2017 and incorporated by reference herein.
(2)

Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-216654), as amended, filed previously with the Commission on March 27, 2017 and incorporated by reference herein.

(3)

Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-216654), as amended, filed previously with the Commission on March 27, 2017 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on March 4, 2021.

OKTA, INC.

By:	/s/ Todd McKinnon
Todd McKinnon Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd McKinnon and Jonathan T. Runyan, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Okta, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd McKinnon	Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2021
Todd McKinnon

/s/ William E. Losch	Chief Financial Officer (Principal Financial Officer)	March 4, 2021
William E. Losch

/s/ Christopher K. Kramer	Chief Accounting Officer (Principal Accounting Officer)	March 4, 2021
Christopher K. Kramer

/s/ J. Frederic Kerrest	Executive Vice Chairperson, Chief Operating Officer and Director	March 4, 2021
J. Frederic Kerrest

/s/ Shellye Archambeau	Director	March 4, 2021
Shellye Archambeau

/s/ Robert L. Dixon, Jr.	Director	March 4, 2021
Robert L. Dixon, Jr.

/s/ Patrick Grady	Director	March 4, 2021
Patrick Grady

/s/ Ben Horowitz	Director	March 4, 2021
Ben Horowitz

/s/ Michael Kourey	Director	March 4, 2021
Michael Kourey

Signature	Title	Date

/s/ Rebecca Saeger	Director	March 4, 2021
Rebecca Saeger

/s/ Michael Stankey	Director	March 4, 2021
Michael Stankey

/s/ Michelle Wilson	Director	March 4, 2021
Michelle Wilson